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ENERSYS
AMENDED AND RESTATED
2017 EQUITY INCENTIVE PLAN
1.    Purpose.
The Amended and Restated EnerSys 2017 Equity Incentive Plan (as amended from time to time, the “Plan”) is intended to provide an incentive to employees and non-employee directors of EnerSys, a Delaware corporation (the “Company”), and its Subsidiaries to remain in the service of the Company and its Subsidiaries and to align their interest in the success of the Company with the long-term interests of the Company’s stockholders. The Plan seeks to promote the highest level of performance by providing an economic interest in the long-term performance of the Company.
2.    Definitions.
For purposes of the Plan, the following terms have the following meanings:
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by,” or “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.
“Agreement” means an agreement between the Company and an Eligible Person providing for the grant of an Award hereunder, which may be in electronic form.
“Award” means any Option, Stock Appreciation Right, Restricted Shares, Bonus Shares, Stock Unit, Performance Share, Performance Compensation, or other incentive payable in cash or in shares of Common Stock as may be designated by the Compensation Committee from time to time under the Plan.
“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Act.
“Beneficiary” or “Beneficiaries” means the person(s) designated by a Participant or such Participant’s Permitted Transferee in writing to the Company to receive payments or other distributions or rights pursuant to the Plan upon the death of such Participant or such Participant’s Permitted Transferee. If no Beneficiary is so designated or if no Beneficiary is living at the time a payment, distribution, or right becomes payable or distributable pursuant to the Plan, such payment, distribution, or right shall be made to the estate of the Participant or a Permitted Transferee thereof. The Participant or Permitted Transferee, as the case may be, shall have the right to change the designated Beneficiaries from time to time by written instrument filed with the Compensation Committee in accordance with such rules as may be specified by the Compensation Committee. Notwithstanding anything to the contrary, if Participant is married, Participant’s current spouse must give express consent prior to Participant designating a non-spouse as their beneficiary.
“Board of Directors” means the Board of Directors of the Company.
“Bonus Shares” mean an Award of shares of Common Stock granted under Section 9 that are fully vested when granted.
“Cashless Exercise” means an exercise of Vested Options outstanding under the Plan through (a) the delivery of irrevocable instructions to a broker to make a sale of a number of Option Shares that results in proceeds thereon in an amount required to pay the aggregate exercise price for all the shares underlying such Vested Options being so exercised (and any required withholding tax) and to deliver such proceeds to the Company in satisfaction of such aggregate exercise price (and any required withholding tax) or (b) any other surrender to the Company of Option Shares or Vested Options outstanding under the

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Plan to satisfy the applicable aggregate exercise price (and any withholding tax) required to be paid upon such exercise.

    “Cause” means, with respect to any Participant, (a) “cause” as defined in an employment agreement applicable to the Participant (so long as any act or omission constituting “cause” for such purpose was willful), or (b) in the case of a Participant who does not have an employment agreement that defines “cause”: (i) any act or omission that constitutes a material breach by the Participant of any of such Participant’s obligations under such Participant’s employment agreement (if any) with the Company or any of its Subsidiaries, the applicable Agreement or any other agreement with the Company or any of its Subsidiaries; (ii) the willful and continued failure or refusal of the Participant substantially to perform the duties required of such Participant as an employee of the Company or any of its Subsidiaries, or performance significantly below the level required or expected of the Participant, as determined by the Compensation Committee; (iii) any willful violation by the Participant of any federal or state law or regulation applicable to the business of the Company or any of its Subsidiaries or Affiliates, or the Participant’s commission of any felony or other crime involving moral turpitude, or any willful perpetration by the Participant of a common law fraud; or (iv) any other misconduct by the Participant that is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any of its Subsidiaries or Affiliates.
“Change in Control” means the occurrence of any one of the following (unless otherwise provided in an Agreement):
(a) any Person, including any “group,” as defined in Section 13(d)(3) of 1934 Act, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing a majority of the combined voting power of the Company’s then Outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a Qualifying Business Combination described in paragraph (c) below or who becomes such a Beneficial Owner as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company; or
(b) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board of Directors: (i) individuals who, as of the Effective Date (as defined below), constitute the Board of Directors and (ii) any new director whose appointment or election by the Board of Directors or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least 66-2/3% of the directors then still in office who either were directors at the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or
(c) there is consummated a reorganization, merger or consolidation of the Company with, or sale or other disposition of at least 80% of the assets of the Company in one or a series of related transactions to, any other Person (a “Business Combination”), other than a Business Combination that would result in the voting securities of the Company Outstanding immediately prior to such Business Combination continuing to represent (either by remaining Outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof Outstanding immediately after such Business Combination (a “Qualifying Business Combination”); or
(d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than 50% of the combined voting power of the Outstanding securities of which is owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
“Code” means the Internal Revenue Code of 1986, as amended, including the rules and regulations promulgated thereunder.

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“Common Stock” means shares of Common Stock, par value $0.01 per share, of the Company.
    “Compensation Committee” means the Compensation Committee of the Board of Directors or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The committee shall consist of no fewer than two members of the Board of Directors, each of whom is (i) a “non-employee director” within the meaning of Rule 16b-3 under the 1934 Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purpose of the rules of the principal U.S. national securities exchange on which the Shares are traded, to the extent required by such rules.

    “Competitive Product or Service” means the design, manufacture, importing, development, distribution, marketing, or sale of:
(a)    motive power batteries, chargers, products, and accessories (including, without limitation, batteries, chargers and accessories for industrial forklift trucks, other materials handling equipment, transportation applications, and other electric powered vehicles or machinery, as well as any software or technology related thereto), and each and every component thereof;
(b)    reserve power batteries, chargers, products, and accessories (including, without limitation, standby batteries and power supply equipment for wireless and wireline telecommunications applications, such as central telephone exchanges, microwave relay stations, and switchgear and other instrumentation control systems and those used in utility industries, uninterruptible power supplies and other applications requiring stored energy solutions including medical, aerospace and defense systems, and outdoor equipment enclosure solutions, as well as any software or technology related thereto), and each and every component thereof;
(c)    stationary and DC power systems, battery management systems, power control systems, stored energy solutions, renewable energy power systems, energy pipelines, maintenance services, applications for computer and computer-controlled systems, specialty power applications, software monitoring and control systems, and any products, accessories, software, technology, consulting services and/or turnkey services relating thereto (including the design, engineering, installation or service thereof), including each and every component thereof; and/or
(d)    any other product, service, software, or technology development of any kind or type that the Company or any of its Subsidiaries or Affiliates (i) now makes, designs, manufactures, imports, develops, distributes, markets, researches or sells, or (ii) makes, designs, manufactures, imports, develops, distributes, markets, researches or sells at any time during Participant’s employment with the Company and/or any of its Subsidiaries, such as, for example, lithium-ion, nickel-zinc cells or batteries, enclosures or lithium products, including but not limited to those used in space, defense, medical, transportation, industrial, or other stored energy solution applications, and/or hydrogen fuel cells.
“Date of Grant” means the date of grant of an Award as set forth in the applicable Agreement.
“Delay Period” shall have the meaning set forth in Section 24.
“Effective Date” shall have the meaning set forth in Section 25.
“Eligible Persons” means employees and non-employee directors of the Company and its Subsidiaries.
“Fair Market Value” means, with respect to a share of Common Stock on any relevant day, (a) if such Common Stock is traded on a national securities exchange, the closing price on such day, or if the Common Stock did not trade on such day, the closing price on the most recent preceding day on which there was a trade, (b) if such Common Stock is quoted on an automated quotation system, the closing price on such day, or if the Common Stock did not trade on such day, the mean between the closing bid

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and asked prices on such day, or (c) in all other cases, the “fair market value” as determined by the Compensation Committee in good faith and using such financial sources as it deems relevant and reliable (but in any event not less than fair market value within the meaning of Code Section 409A).
“Good Reason” means, with respect to any Participant, (a) “good reason” as defined in an employment agreement applicable to such Participant, or (b) in the case of a Participant who does not have an employment agreement that defines “good reason,” a failure by the Company to pay material compensation due and payable to the Participant in connection with such Participant’s employment.
“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined in Code Section 422 or any successor provision.
“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.
“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.
“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.
“Option” means a right to purchase Common Stock granted pursuant to Section 8.
“Option Price” means, with respect to any Option, the exercise price per share of Common Stock to which it relates.
“Option Shares” means the shares of Common Stock acquired by a Participant upon exercise of an Option.

“Outstanding,” with respect to any share of Common Stock, means, as of any date of determination, all shares that have been issued on or prior to such date, other than shares repurchased or otherwise reacquired by the Company or any Affiliate thereof, on or prior to such date.
“Participant” means any Eligible Person who has been granted an Award.
“Performance Compensation” has the meaning set forth in Section 12(b).
“Performance Share” has the meaning set forth in Section 12(a).
“Permanent Disability,” with respect to any Participant who is an employee of the Company or any of its Subsidiaries, shall be defined in the same manner as such term or a similar term is defined in an employment agreement applicable to the Participant or, in the case of a Participant who does not have an employment agreement that defines such term or a similar term, means that the Participant is unable to perform substantially all such Participant’s duties as an employee of the Company or any of its Subsidiaries by reason of illness or incapacity for a period of more than six months, or six months in the aggregate during any 12-month period, established by medical evidence reasonably satisfactory to the Compensation Committee.
“Permitted Transferee” means, (a) with respect to outstanding shares of Common Stock held by any Participant, (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), or (iii) a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders, and (b) with respect to Awards, or any other share of Common Stock issued as or pursuant to any Award, held by any Participant, (i) any Person to whom such Awards or other shares are transferred by will or the laws of descent and distribution or (ii) the Company.

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“Person” means an individual, a partnership, a joint venture, a corporation, an association, a trust, an estate or other entity or organization, including a government or any department or agency thereof.
“Prior Plans” mean the EnerSys 2010 Equity Incentive Plan, as amended and restated from time to time, the EnerSys Amended and Restated 2006 Equity Incentive Plan, and the EnerSys 2004 Equity Incentive Plan.
“Qualifying Performance Criteria” has the meaning set forth in Section 14(a) of the Plan.
“Restricted Shares” mean shares of Common Stock awarded to a Participant subject to the terms and conditions of the Plan under Section 9, the rights of ownership of which are subject to restrictions prescribed by the Compensation Committee.
“Retirement,” with respect to any Participant who is an employee of the Company or any of its Subsidiaries, unless otherwise provided in a company policy or approved by the Committee or Administrator, means resignation or termination of employment (other than termination for Cause) upon the first to occur of the Participant’s attaining (a) age 65 or (b) age 60 with 10 years of service with the Company or a Subsidiary (including years of service granted by the Company or a Subsidiary as a result of a merger, acquisition, or other transaction); further provided that the Compensation Committee may determine in its sole discretion that a resignation or termination of employment under other circumstances shall be considered “Retirement” for purposes of the Plan.
“Stock Appreciation Right” means a right that entitles the Participant to receive, in cash or Common Stock (as determined by the Compensation Committee in its sole discretion) value equal to or otherwise based on the excess of (a) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise over (b) the exercise price of the right, as established by the Compensation Committee on the Date of Grant.
“Stock Unit” means an Award granted under Section 11 denominated in units of Common Stock.
“Subsidiary” means any corporation in which more than 50% of the total combined voting power of all classes of stock is owned, either directly or indirectly, by the Company or another Subsidiary.
“Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

“Vested Options” means, as of any date of determination, Options that by their terms have vested and are exercisable on such date.
“Vested Restricted Shares” means, as of any date of determination, Restricted Shares that by their terms have vested as of such date.
A “Wrongful Solicitation” shall be deemed to occur when a Participant or former Participant directly or indirectly (except in the course of such Participant’s employment with the Company), for the purpose of conducting or engaging in a business or enterprise (other than the Company and its direct or indirect Subsidiaries and other Affiliates) in connection with a Competitive Product or Service:
    (a)    With respect to the solicitation and/or inducement of Customers: Participant directly or indirectly: (i) solicits or attempts to solicit any Customer (defined below); or (ii) induces or encourages any Customer to terminate a relationship with the Company and/or any of its Subsidiaries or otherwise to cease accepting services or products from the Company and/or any of its Subsidiaries; and/or
    (b)    With respect to the solicitation and/or inducement of employees: Participant directly or indirectly: (i) solicits, recruits, encourages (or attempts to solicit, recruit, or encourage),

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or by assisting others in soliciting, recruiting, or encouraging, any Company employees or former employees (or those of any of Company’s Subsidiaries) with whom Participant worked, had business contact, or about whom Participant gained nonpublic or confidential information (“Employees or Former Employees”); (ii) contacts or communicates with Employees or Former Employees for the purpose of inducing, assisting, encouraging and/or facilitating them to terminate their employment with the Company and/or any of its Subsidiaries or find employment or work with another person or entity; (iii) provides or passes along to any person or entity the name, contact and/or background information about any Employees or Former Employees or provide references or any other information about them; (iv) provides or passes along to Employees or Former Employees any information regarding potential jobs or entities or persons for which to work, including but not limited to job openings, job postings, or the names or contact information of individuals or companies hiring people or accepting job applications; and/or (v) offers employment or work to any Employees or Former Employees (for purposes of this subparagraph, “Former Employees” shall refer to employees who are not employed by the Company and/or any of its Subsidiaries at the time of the attempted recruiting or hiring, but were employed by or working for the Company and/or any of its Subsidiaries in the three (3) months prior to the time of the attempted recruiting or hiring and/or interference); and/or
    (c)    With respect to interference with vendors and suppliers: Participant directly or indirectly interferes with the Company’s relationships (or that of any of its Subsidiaries) with its vendors or suppliers in any way that would impair the Company’s relationship (or that of any of its Subsidiaries) with such vendors or suppliers, including by reducing, diminishing or otherwise restricting the flow of supplies, services or goods from the vendors or suppliers to the Company and/or any of its Subsidiaries; and/or
    (d)     Within the Restricted Geographic Area (defined below), Participant performs the same or similar responsibilities Participant performed for the Company and/or any of its Subsidiaries during the twenty-four (24) months prior to Participant’s last day of employment with the Company and/or any of its Subsidiaries in connection with a Competitive Product or Service. “Restricted Geographic Area” means the territory (i.e.: (i) country(ies), (ii) state(s), (iii) county(ies), or (iv) city(ies)) in which, during the twenty-four (24) months prior to Participant’s last day of employment with the Company and/or any of its Subsidiaries, Participant: (a) provided services on behalf of the Company (or in which Participant supervised, directly or Indirectly, the servicing activities), and/or (b) solicited Customers or otherwise sold products or services on behalf of the Company (or in which Participant supervised, directly or indirectly, the solicitation or servicing activities related to such Customers).
    For purposes of this definition of “Wrongful Solicitation”, “Customer” means any person(s) or entity(ies) that, within twenty-four (24) months prior to Participant’s last day of employment with the Company and/or any of its Subsidiaries, Participant, directly or indirectly (e.g., through employees whom Participant supervised): (a) provided products or services in connection with the Company’s business (or that of any of its Subsidiaries); and/or (b) provided written proposals concerning receiving products or services from the Company (and/or any of its Subsidiaries).
3.    Administration of the Plan.
Members of the Compensation Committee. The Plan shall be administered, and Awards shall be granted hereunder, by the Compensation Committee.
Authority of the Compensation Committee. Subject to Section 3(a), the Compensation Committee shall have full discretionary power and authority, subject to such resolutions not inconsistent with the provisions of the Plan or applicable law as may from time to time be adopted by the Board, to (a) interpret and administer the Plan and any instrument or agreement entered into under the Plan (including determining the terms and conditions of all Awards, any vesting schedules, and any waivers or acceleration thereof), (b) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, and (c) make any determination and take any other

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action that the Compensation Committee deems necessary or desirable for administration of the Plan. For the avoidance of doubt, the minimum vesting restriction set forth in Section 6 below does not apply to the Compensation Committee’s discretion to provide in the terms of an Award or otherwise for accelerated exercisability or vesting of any Award upon the occurrence of one or more events other than completion of a service period, including an involuntary termination of employment, Retirement, death, disability or a Change in Control. All questions of interpretation, administration, and application of the Plan shall be determined in good faith by a majority of the members of the Compensation Committee then in office, except that the Compensation Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Compensation Committee, and the determination of such majority shall be final and binding in all matters relating to the Plan. Notwithstanding the foregoing, any action or determination by the Compensation Committee specifically affecting or relating to an Award to a non-employee director shall require the prior approval of the Board of Directors.
(a) To the extent not inconsistent with applicable law, including Section 162(m) of the Code, with respect to Awards intended to comply with the performance-based compensation exception under Section 162(m), or the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded, the Compensation Committee may (i) delegate to a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) authorize one or more executive officers to do one or more of the following with respect to employees who are not directors or executive officers of the Company (A) designate employees to be recipients of Awards, (B) determine the number of Shares subject to such Awards to be received by such employees and (C) cancel or suspend Awards to such employees; provided that (x) any resolution of the Committee authorizing such officer(s) must specify the total number of Shares subject to Awards that such officer(s) may so award and (y) the Committee may not authorize any officer to designate himself or herself as the recipient of an Award.
4.    Number of Shares Issuable in Connection with Awards.
(a) Limit. As of the Effective Date and subject to adjustment as provided in Section 16(a), the maximum aggregate number of shares of Common Stock that may be issued in connection with Awards granted under the Plan is 4,173,554 shares, less one (1) Share for every one (1) Share that was subject to an option or stock appreciation right granted after March 31, 2017 and prior to the Effective Date under any Prior Plan and 2.74 Shares for every one (1) Share that was subject to an award other than an option or stock appreciation right granted after March 31, 2017 and prior to the Effective Date under any Prior Plan. Any Shares that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted, and any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 2.74 Shares for every one (1) Share granted. No more than the maximum aggregate number of shares that may be used under the Plan, as stated in this Section 4(a), may be granted as incentive stock options. Upon the Effective Date, no further awards may be made from the Prior Plans. Notwithstanding the foregoing, shares subject to a tandem SAR shall be charged against the authorized shares only once for the overall number of shares subject thereto and not for both the number of shares subject to the tandem SAR portion of the Award and the number of shares subject to the Option portion of the Award. The provisions of the preceding sentence shall apply whether an exercised tandem SAR is settled in cash or stock, or partly in both.
Subject to adjustment as provided in Section 16(a), no Participant may be granted (i) Options or Stock Appreciation Rights during any calendar year with respect to more than 300,000 Shares and (ii) Awards other than Options or Stock Appreciation Rights during any calendar year that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares under which more than 150,000 Shares may be earned for each twelve (12) months in the vesting period or performance period. During any calendar year no Participant may be granted Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash under which more than may $5,000,000 may be earned for each twelve (12) months in the performance

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period. Each of the limitations in this section shall be multiplied by two (2) with respect to Awards granted to a Participant during the first twelve (12) months following the date on which the Participant commenced employment with the Company and its Subsidiaries. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable limitation in this Section).
(b) Replenishment Provisions. Shares subject to any Awards (or awards under any Prior Plan) that expire without being exercised or that are forfeited, or otherwise terminate or are settled in cash (in whole or in part), such Shares shall, to the extent of such expiration, forfeiture, termination or cash-settlement, be added to the Shares available for future grants of Awards under the Plan, provided that shares subject to a tandem SAR shall be replenished only once for the overall number of shares subject thereto and not for both the number of shares subject to the tandem SAR portion of the Award and the number of shares subject to the Option portion of the Award. Shares subject to Awards that have been retained by the Company or tendered by a Participant in payment or satisfaction of the exercise/purchase price or tax withholding obligation of an Option or Stock Appreciation Right Award shall not be added back to the overall Share limit set forth in paragraph (a) above and shall not be available for future Awards under the Plan. Shares subject to Awards that have been retained by the Company or tendered by a Participant in payment or satisfaction of tax withholding obligations of an Award other than an Option or Stock Appreciation Right shall be added back to the overall Share limit set forth in paragraph (a) above and shall be available for future Awards under the Plan. The Company shall not be under any obligation, however, to make any such future Awards.
(c) Substitute Awards. Substitute Awards issued by the Company in connection with an acquisition or other corporate transaction shall not count against the total share limitation or the per-Participant annual limitation, each as set forth in paragraph (a) above, nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or a Subsidiary prior to such acquisition or combination.

(d) Limit on Awards to Directors. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value of Shares (computed as of the date of grant in accordance with applicable financial accounting rules) subject to Awards granted under this Plan, together with any cash compensation earned and paid or payable, for services rendered during any calendar year to any one Director shall not exceed $600,000. For the avoidance of doubt, any compensation that is deferred shall be counted towards the foregoing limit for the year in which the compensation is earned (and not counted in the year it is paid/settled), and no interest or other earnings on such compensation shall count towards the limit.
(e) Adjustments. The limits provided for in this Section 4 shall be subject to adjustment as provided in Section 16(a).
5.    Eligible Persons.
Awards may be granted or offered only to Eligible Persons. The Compensation Committee shall have the authority to select the individual Participants to whom Awards may be granted from among such

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class of Eligible Persons and to determine the number and form of Awards to be granted to each Participant.
6.    Agreement; Minimum Vesting Requirement.
The terms and conditions of each grant or sale of Awards shall be embodied in an Agreement in a form approved by the Compensation Committee, which shall contain terms and conditions not inconsistent with the Plan and which shall incorporate the Plan by reference. Each Agreement shall: (a) state the date as of which the Award was granted or sold, and (i) in the case of Options and Stock Appreciation Rights, set forth the number of Options and Stock Appreciation Rights being granted to the Participant and the applicable Option Price and/or exercise price (for Stock Appreciation Rights) and expiration date(s), and (ii) in the case of Restricted Shares and other Awards, set forth the number of Restricted Shares or other Awards being granted or offered to the Participant and, if applicable, the purchase price or other consideration for such Restricted Shares or other Awards; (b) set forth the vesting schedule (in accordance with this Section 6); (c) set forth any other terms and conditions established by the Compensation Committee; (d) be signed by the recipient of the Award and a person designated by the Compensation Committee; and (e) be delivered to the recipient of the Award.
Notwithstanding any other provision of the Plan to the contrary, vesting of equity-based Awards shall be contingent upon the completion of a service period of at least one year with respect to the Award; provided, that, the Compensation Committee may grant equity-based Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan, pursuant to Section 4(a) (subject to adjustment under Section 16(a)).
7.    Restrictions on Transfer.
(a) Restrictions on Transfer. No Restricted Share, Bonus Share, Performance Share, or Option Share or other share of Common Stock issued as or pursuant to any Award may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of (or made the subject of any derivative transaction) to or with any third party (other than a Permitted Transferee); provided, however, that any such restriction on transfer shall terminate as to any such share when such share is no longer subject to any term, condition or other restriction under the Plan (other than Section 7(b)). No Option, Stock Appreciation Right, Stock Unit, or other Award not in the form of a share of Common Stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of (or made the subject of any derivative transaction) to or with any third party other than a Permitted Transferee. Each Permitted Transferee (other than the Company) by will or the laws of descent and distribution or otherwise, of any Award (or share issued in respect thereof) shall, as a condition to the transfer thereof to such Permitted Transferee, execute an agreement pursuant to which it shall become a party to the Agreement applicable to the transferor.
(b) No Participant will, directly or indirectly, offer, sell, assign, transfer, grant or sell a participation in, create any encumbrance on or otherwise dispose of any Award or any Shares with respect thereto (or solicit any offers to buy or otherwise acquire, or take a pledge of, any Award or any Shares with respect thereto), in any manner that would conflict with or violate the 1933 Act.

8.    Options.
(a) Terms of Options Generally. The Compensation Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options. Options may be granted to any Eligible Person. Each Option shall entitle the Participant to whom such Option was granted to purchase, upon payment of the relevant Option Price, one share of Common Stock. Options granted under the Plan shall comply with the following terms and conditions:
(i) Option Price.

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A. The Option Price for shares purchased under an Option shall be as determined by the Compensation Committee, but shall not be less than the Fair Market Value of the Common Stock as of the Date of Grant, except in the case of Substitute Awards issued by the Company in connection with an acquisition or other corporate transaction.
B. The Option Price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option Price and the number of shares purchased, together with any amounts required to be withheld for tax purposes under Section 17(c) of this Plan. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Compensation Committee for that purchase, which forms may (but are not required to) include:
(1) cash;
(2) check or wire transfer;
(3) tendering (either actually or by attestation) shares of Common Stock already owned by the Participant, in accordance with any applicable laws or accounting rules;
(4) to the extent permitted by applicable law, Cashless Exercise; or
(5) such other consideration as the Compensation Committee may permit in its sole discretion; provided, however, that any Participant may, at any time, exercise any Vested Option (or portion thereof) owned by such Participant pursuant to a Cashless Exercise without any prior approval or consent of the Compensation Committee.
(ii) Vesting of Options. Each Option shall vest and become exercisable on such terms and conditions as shall be prescribed by the Compensation Committee.
(iii) Duration of Options. Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be as established for that Option by the Compensation Committee but in no event shall be greater than ten years from the Date of Grant.
(iv) Exercise Following Termination of Employment. Upon termination of a Participant’s employment with the Company and its Subsidiaries, unless otherwise provided in an Agreement or as determined by the Compensation Committee in its sole discretion, the following terms and conditions shall apply:
A. if the Participant’s employment is terminated by the Company other than for Cause, or as a result of the Participant’s resignation for Good Reason, or as a result of death, Permanent Disability or Retirement, the Participant (or, in the case of the Participant’s death, such Participant’s Beneficiary) may exercise any Options, to the extent vested as of the date of such termination, at any time until the earlier of (I) 60 days (three years, in the case of Retirement) following the date of such termination of employment, and (II) the expiration of the Option under the provisions of clause (iii) above; and
B. if the Participant’s employment is terminated by the Company for Cause, or as a result of the Participant’s resignation other than for Good Reason or Retirement, all of the Participant’s Options (whether or not vested) shall expire and be canceled without any payment therefor as of the date of such termination.
Any Options not exercised within the applicable time period specified above shall expire at the end of such period and be canceled without any payment therefor.

(v) Extension of Termination Date. An Agreement for an Option may provide that if the exercise of the Option following the termination of the Participant’s employment for any reason would

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be prohibited at any time because the issuance of the shares of Common Stock would violate the registration requirements under the 1933 Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, the Option shall terminate on the earlier of (A) the expiration of the term of the Option in accordance with subsection (iv) above or (B) the expiration of a period after termination of the Participant’s employment that is thirty (30) days after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.
(vi) Certain Restrictions. Options granted hereunder shall be exercisable during the Participant’s lifetime only by the Participant.
(vii) Stockholder Rights; Option and Share Adjustments. A Participant shall have no rights as a stockholder with respect to any shares of Common Stock issuable upon exercise of an Option until a certificate or certificates evidencing such shares shall have been issued to such Participant. Except as otherwise provided by the Board of Directors, no adjustment (including an adjustment of an Option’s exercise price) shall be made with respect to (A) outstanding Options for dividends or other distributions, whether made with respect to Common Stock or otherwise (except as pursuant to Section 16), or (B) dividends, distributions or other rights in respect of any share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.
(viii) Incentive Stock Options. Incentive Stock Options granted under this Plan shall be subject to the following additional conditions, limitations, and restrictions:
A. Incentive Stock Options may be granted only to employees of the Company or a Subsidiary or parent corporation of the Company, within the meaning of Code Section 424.
B. No Incentive Stock Option may be granted under this Plan after the 10-year anniversary of the date on which the Plan is adopted by the Board or, if earlier, the date on which the Plan is approved by the Company’s stockholders.
C. The aggregate Fair Market Value (as of the Date of Grant) of the Common Stock with respect to which the Incentive Stock Options awarded to any Participant first become exercisable during any calendar year may not exceed $100,000. For purposes of the $100,000 limit, the Participant’s Incentive Stock Options under this Plan and all other plans maintained by the Company and its Subsidiaries will be aggregated. To the extent any Incentive Stock Option would exceed the $100,000 limit, the Incentive Stock Option will thereafter be treated as a Nonqualified Stock Option for all purposes. No Incentive Stock Option may be granted to any individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary.
D. If the Compensation Committee exercises its discretion to permit an Incentive Stock Option to be exercised by a Participant more than three months after the termination of a Participant’s employment for any reason (or more than 12 months if the Participant is permanently and totally disabled, within the meaning of Code Section 22(e)), the Incentive Stock Option will thereafter be treated as a Nonqualified Stock Option for all purposes. For purposes of this subclause D, a Participant’s employment relationship will be treated as continuing uninterrupted during any period that the Participant is on military leave, sick leave or another Approved Leave of Absence if the period of leave does not exceed 90 consecutive days, or a longer period to the extent that the Participant’s right to reemployment with the Company or a Subsidiary is guaranteed by statute or by contract. If the period of leave exceeds 90 consecutive days and the Participant’s right to reemployment is not guaranteed by statute or contract, the employment relationship will be deemed to have ceased on the 91st day of the leave.
(ix) Additional Terms and Conditions. Each Option granted hereunder, and any shares of Common Stock issued in connection with such Option, shall be subject to such additional terms and conditions not inconsistent with the Plan as are prescribed by the Compensation Committee and set forth in the applicable Agreement.

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(b) Unvested Options. Unless otherwise provided in an Agreement, upon termination of a Participant’s employment or service with the Company and its Subsidiaries, all Options granted to such Participant that have not theretofore vested (and which do not vest by reason of such termination of employment or service) shall terminate and be canceled without any payment therefor.

9.    Restricted Shares and Bonus Shares.
(a) Terms of Restricted Shares and Bonus Shares Generally. Restricted Shares and Bonus Shares awarded by the Compensation Committee shall not require payment of any consideration by Participants, except as otherwise determined by the Compensation Committee in its sole discretion.
(b) Restricted Shares and Bonus Shares shall comply with the following terms and conditions:
(i) Vesting. Any Awards of Restricted Shares or Bonus Shares shall vest in accordance with a vesting schedule to be specified by the Compensation Committee.
(ii) Stockholder Rights. Unless otherwise determined by the Compensation Committee in its sole discretion, a Participant shall have all rights of a stockholder as to the Restricted Shares and Bonus Shares awarded to such Participant, including the right to receive dividends (subject to the following paragraph) and the right to vote in accordance with the Company’s Certificate of Incorporation, subject to the restrictions set forth in the Plan and the applicable Agreement.
(iii) Dividends and Distributions. Any shares of Common Stock or other securities of the Company received by a Participant as a result of a stock distribution to holders of Restricted Shares or as a stock dividend or dividend equivalent on Restricted Shares or with respect to a Bonus Share Award shall be subject to the same restrictions as the underlying Award (and shall not be paid unless and until the underlying Award is vested), and all references to such Award shall be deemed to include such shares of Common Stock, dividend, dividend equivalent, or other securities.
(iv) Additional Terms and Conditions. Each Restricted Share and Bonus Share granted or offered for sale hereunder shall be subject to such additional terms and conditions not inconsistent with the Plan as are prescribed by the Compensation Committee and set forth in the applicable Agreement.
(c) Unvested Restricted Shares. Unless otherwise determined by the Compensation Committee in its sole discretion, upon termination of a Participant’s employment or service with the Company and its Subsidiaries, all Restricted Shares granted or sold to such Participant that have not theretofore vested (and that do not vest by reason of such termination of employment as may be provided in an Agreement or as determined by the Committee) shall terminate and be canceled without any payment therefor.
10.    Stock Appreciation Rights.
Stock Appreciation Rights may be granted to Participants either alone (“freestanding”) or in addition to or in tandem with other Awards granted under the Plan and may, but need not, relate to a specific Option granted hereunder. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. All Stock Appreciation Rights granted under the Plan shall be granted subject to the same terms and conditions applicable to Nonqualified Stock Options as set forth in Section 8(a); provided, however, that Stock Appreciation Rights granted in tandem with a previously granted Option shall have the terms and conditions as such Option. Subject to the provisions of Section 8, the Compensation Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Common Stock or cash as determined by the Compensation Committee in its sole discretion. Subject to earlier termination in

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accordance with the terms of the Plan and the instrument evidencing the Stock Appreciation Right, the maximum term of a Stock Appreciation Right shall be as established by the Compensation Committee but in no event shall be greater than ten years from the Date of Grant.
11.    Stock Units.
The Compensation Committee may also grant Awards of Stock Units under the Plan. A Stock Unit is an Award that is valued by reference to a Share (or multiple or partial Shares), which value may be paid to the Participant in Shares or cash as determined by the Committee in its sole discretion upon the satisfaction of vesting restrictions as the Committee may establish, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate. With respect to each grant of Stock Units, the Compensation Committee shall determine in its sole discretion the period or periods, including any conditions for determining such period or periods, during which any restrictions on full vesting shall apply (the “Unit Restriction Period”). The Compensation Committee may also make any Award of Stock Units subject to the satisfaction of other conditions, including the attainment of performance goals, or contingencies (“Unit Vesting Condition”), in order for a Participant to receive payment of such Stock Unit Award, which shall be established by the Compensation Committee at the Date of Grant thereof. The Compensation Committee may specify that the grant, vesting, or retention of any or all Stock Units shall be a measure based on one or more Qualifying Performance Criteria selected by the Compensation Committee and specified at the Date of Grant thereof. If required by Code Section 162(m), the Compensation Committee shall certify the extent to which any Qualifying Performance Criteria have been satisfied, and the amount payable as a result thereof, prior to payment of any Stock Units that are intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m). Awards of Stock Units shall be payable in Common Stock or cash as determined by the Compensation Committee in its sole discretion. The Compensation Committee may permit a Participant to elect to defer receipt of payment of all or part of any Award of Stock Units pursuant to rules and regulations adopted by the Compensation Committee. Unless the Compensation Committee provides otherwise at the Date of Grant of an Award of Stock Units, the provisions of Section 9 of this Plan relating to the vesting of Restricted Shares shall apply during the Unit Restriction Period or prior to the satisfaction of any Unit Vesting Condition for such Award.
12.    Performance Shares and Performance Compensation.
(a) The Compensation Committee may grant Awards of Performance Shares and designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares, the length of the performance period and the other terms and conditions of each such Award. An Award of Performance Shares shall mean a grant of a unit valued by reference to a designated number of Shares, or a unit valued by reference to a designated amount of cash or property other than Shares, in either case which value may be paid to the Participant upon the attainment of performance goals (which may be Qualifying Performance Criteria) and other terms and conditions, and which may be paid in Shares or cash, each as determined and specified by the Compensation Committee. Notwithstanding satisfaction of any performance goals, the number of shares issued under an Award of Performance Shares may be adjusted on the basis of such further considerations as the Compensation Committee shall determine, in its sole discretion, and subject to the requirements of Code Section 162(m), as applicable. However, the Compensation Committee may not, in any event, increase the number of shares earned upon satisfaction of any performance goal by any Participant subject to Code Section 162(m) to the extent such Section is applicable. The Compensation Committee, in its sole discretion, may make a cash payment equal to the Fair Market Value of the Common Stock otherwise required to be issued to a Participant pursuant to an Award of Performance Shares.
(b) The Compensation Committee may grant Awards in the form of a cash bonus to any Participant and designate such Award as Performance Compensation in order to qualify such Award as “performance-based compensation” under Code Section 162(m).
13.    Other Stock-Based Awards.

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In addition to the Awards described in Sections 8 through 12, and subject to the terms of the Plan, the Compensation Committee may grant other Awards payable in shares of Common Stock under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.
14.    Performance-Based Awards.
(a) Qualifying Performance Criteria. Awards of Options, Restricted Shares, Stock Units, Performance Shares, Bonus Shares, Performance Compensation and other Awards made pursuant to the Plan may be made subject to the attainment of performance goals relating to one or more business criteria. For purposes of the Plan, such business criteria shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination: (a) cash flow; (b) earnings (including, without limitation, gross margin, earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation and amortization, and net earnings); (c) earnings per share; (d) growth in earnings or earnings per share; (e) stock price; (f) return on equity or average stockholders’ equity; (g) total stockholder return; (h) return on capital; (i) return on assets or net assets; (j) return on investment; (k) sales, growth in sales or return on sales; (l) income or net income; (m) operating income or net operating income; (n) operating profit or net operating profit; (o) operating margin; (p) return on operating revenue; (q) economic profit, (r) market share; (s) overhead or other expense reduction; (t) growth in stockholder value relative to various indices, including, without limitation, the S&P 500 Index or the Russell 2000 Index, (u) strategic plan development and implementation, (v) net debt, and (w) working capital (including components thereof) (collectively, the “Qualifying Performance Criteria”). To the extent required by or consistent with Code Section 162(m), the Compensation Committee may provide for the exclusion of the impact of an event or occurrence which the Compensation Committee determines should appropriately be excluded, including: (z) asset write-downs or write-ups, (aa) litigation, claims, judgments or settlements, (bb) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (cc) accruals for reorganization and restructuring programs, (dd) any extraordinary, unusual, infrequently occurring or non-recurring event, under applicable accounting provisions or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report to stockholders for the applicable year, and (ee) any other events as the Compensation Committee shall deem appropriate, if such adjustment is timely approved in connection with the establishment of Qualifying Performance Criteria. Such performance goals (and any exclusions) shall (i) be set by the Compensation Committee prior to the earlier of (i) 90 days after the commencement of the applicable performance period and the expiration of 25% of the performance period, and (ii) otherwise comply with the requirements of, Section 162(m) of the Code and the regulations thereunder.
(b) Any Qualifying Performance Criteria may be used to measure the performance of the Company as a whole or with respect to any business unit, subsidiary or business segment of the Company, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous period results or to a designated comparison group, in each case as specified by the Compensation Committee in the Award. Any performance goals that are financial metrics may be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP or under IASB Principles. To the extent required by Code Section 162(m), prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Code Section 162(m), the Compensation Committee shall certify the extent to which any such Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock). To the extent Code Section 162(m) is applicable, the Compensation Committee may not in any event increase the amount of compensation payable to a Participant subject to Code Section 162(m) upon the satisfaction of any Qualifying Performance Criteria.

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(c) To the extent an Award is intended to qualify under Code Section 162(m), any language in the Award agreement, Compensation Committee resolutions, or other agreements and actions in connection with the Award, to the extent inconsistent with Section 162(m) shall be deemed interpreted and modified to the minimum extent necessary so that such Awards are compliant with Code Section 162(m).
15.    Certain Forfeitures.
In the event a Participant or former Participant engages in a business or enterprise (other than the Company and its direct or indirect Subsidiaries and other Affiliates) in connection with a Competitive Product or Service or in Wrongful Solicitation while in the employ of the Company or a Subsidiary, or during the period of 13 months immediately following termination of such employment, the following rules shall apply:
(a) all Awards then held by the Participant (whether vested or not) shall be forthwith forfeited without payment or other compensation of any kind; provided, however, that the Company shall remit to the Participant the lesser of (i) the amount (if any) such Participant paid for forfeited Awards and (ii) in the case of Restricted Shares or Performance Shares, the Fair Market Value of such Restricted Shares as of the date of termination;
(b) notwithstanding subclause (a), in the event Vested Restricted Shares or vested Performance Shares were disposed of (for or without receipt of value) during the period commencing one year prior to the initial engagement in a business or enterprise (other than the Company and its direct or indirect Subsidiaries and other Affiliates) in connection with a Competitive Product or Service or in Wrongful Solicitation through the 13-month anniversary of the Participant’s termination of employment with the Company or a Subsidiary, then, upon written demand by the Company, the Participant or former Participant, as the case may be, shall forthwith remit to the Company the Fair Market Value of such Vested Restricted Shares or vested Performance Shares, as determined on the date of disposition, less the amount (if any) paid by the Participant for such shares; and
(c) in the event Option Shares, Shares obtained pursuant to the exercise of a Stock Appreciation Right or other Shares obtained pursuant to Awards under the Plan (and not described in subparagraph (b)) were disposed of (for or without receipt of value) during the period commencing one year prior to the initial engagement in a business or enterprise (other than the Company and its direct or indirect Subsidiaries and other Affiliates) in connection with a Competitive Product or Service or in Wrongful Solicitation through the 13-month anniversary of the Participant’s termination of employment with the Company or a Subsidiary, then, upon written demand by the Company, the Participant or former Participant, as the case may be, shall forthwith remit to the Company the Fair Market Value of such Shares, as determined on the date of disposition, less the Option Price or other amount (if any) paid therefor.
16.    Effect of Certain Corporate Changes and Changes in Control.
(a) Dilution and Other Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards in a manner the Compensation Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the limitations in Section 4 (other than to Awards denominated in cash), the maximum number of Shares that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Compensation Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company); provided,

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however, that the number of Shares subject to any Award shall always be rounded down to a whole number. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Compensation Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.
(b) Change in Control. Unless otherwise provided by the Committee either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of a Change in Control, (i) in the event of a Change in Control, upon and subject to the consummation of such Change in Control, all Awards shall be assumed and continued or an equivalent award substituted by the Company’s successor or a parent or subsidiary of such successor (provided, however, that performance-based Awards shall be subject to the terms of the individual Award Agreement); and in the event a Participant terminates employment for Good Reason, or is terminated by the Company without Cause on or within two years after a Change in Control described in this subsection (i), Awards not previously vested shall immediately become vested; or (ii) in the event of a Change in Control where the successor (or parent or subsidiary thereof) does not assume, continue or substitute the outstanding Awards, then subject to the consummation of the Change in Control, all Awards shall accelerate and vest in full (with performance-based Awards subject to the terms of the individual Award Agreements), and all Awards shall be cancelled in exchange for a payment in cash in an amount based on the Fair Market Value of the shares of Common Stock subject to the Award, less any Option Price, which amount may be zero if applicable.
17.    Miscellaneous.
(a) No Rights to Grants or Continued Employment or Engagement. No Participant shall have any claim or right to receive grants of Awards under the Plan, even if Awards have been granted to Participant in the past. Awards should not be construed or interpreted in any way as a component of a Participant’s base salary for services performed on behalf of the Company or any Subsidiary or other Affiliate thereof, and employees of the Company or any Subsidiary or other Affiliate thereof are not required, as a condition of their employment, to accept any Awards. Neither the Plan nor any action taken or omitted to be taken hereunder shall be deemed to create or confer on any Participant any right to be retained in the employ or as a director of the Company or any Subsidiary or other Affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other Affiliate thereof to terminate the employment or other retention of such Participant at any time.
(b) Right of Company to Assign Rights and Delegate Duties. The Company shall have the right to assign any of its rights and delegate any of its duties hereunder to any of its Affiliates. The terms and conditions of any Award under the Plan shall be binding upon and shall inure to the benefit of the personal representatives, heirs, legatees, and permitted successors and assigns of the relevant Participant and the Company.
(c) Tax Withholding. The Company and its Subsidiaries may require the Participant to pay to the Company the amount of any taxes that the Company is required by applicable federal, state, local or other law to withhold with respect to the grant, vesting, or exercise of an Award. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied in full. The Compensation Committee may in its sole discretion permit or require a Participant to satisfy all or part of such Participant’s tax withholding obligations by (1) paying cash to the Company, (2) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested in the case of Restricted Shares), having a Fair Market Value equal to the tax withholding obligations, (3) surrendering a number of shares of Common Stock the Participant already owns, having a Fair Market Value equal to the tax withholding obligations, or (4) entering into such other arrangement as is acceptable to the Compensation Committee in its sole discretion. The value of any shares withheld or surrendered may not exceed the maximum amount of tax permitted to be withheld that will not result in adverse financial accounting consequences to the Company (and otherwise shall comply with Company policy, subject to the discretion of the Compensation Committee). The Company and its

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Subsidiaries shall also have the right to deduct from any and all cash payments otherwise owed to a Participant any federal, state, local or other taxes required to be withheld with respect to the Participant’s participation in the Plan.
(d) No Restriction on Right of Company to Effect Corporate Changes. The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or that are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(e) 1934 Act. Notwithstanding anything contained in the Plan or any Agreement to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the 1934 Act, the Compensation Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability.
(f) Securities Laws. Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the judgment of the Compensation Committee, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the 1933 Act and 1934 Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.
(g) Severability. If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person, or would disqualify the Plan or any Award under any law deemed applicable by the Compensation Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Compensation Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
(h) Dividend Equivalents. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Compensation Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Compensation Committee, in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested Notwithstanding the foregoing, Dividend Equivalents shall be subject to restrictions and risk of forfeiture to the same extent as the underlying Award and shall not be paid until and unless the underlying Award vests.
(i) Foreign Employees and Consultants. Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to employees or consultants providing services in the United States as may, in the judgment of the Compensation Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Compensation Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for employees or consultants on assignments outside their home country.
(j) Recoupment. By accepting an Award hereunder, the Participant acknowledges that the Award (and any Shares subject to such Award) is subject to the terms and conditions of the Company’s

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clawback/recoupment policy, as it may be amended from time to time. Further, this provision also applies to any policy adopted by any exchange on which the securities of the Company are listed pursuant to Section 10D of the 1934 Act. To the extent any such policy requires the repayment of incentive-based compensation received by a Participant, whether paid pursuant to an Award granted under this Plan or any other plan of incentive-based compensation maintained in the past or adopted in the future by the Company, by accepting an Award under this Plan, the Participant agrees to the repayment of such amounts to the extent required by such policy and applicable law.

(k) Prohibition on Repricing. As provided in Section 18 below, other than pursuant to Section 16(a), the Compensation Committee shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option (or base price of a stock appreciation right) after it is granted, (b) cancel an Option or Stock Appreciation Right when the exercise price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control), or (c) take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.
18.    Amendment.
The Board of Directors may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part. No termination or amendment of the Plan may, without the consent of the Participant to whom any Awards shall previously have been granted, adversely affect the rights of such Participant in such Awards. In addition, no amendment of the Plan shall, without the approval of the stockholders of the Company:
(a) change the class of individuals eligible for awards under the Plan;
(b) increase the maximum number of shares of Common Stock for which Awards may be granted under this Plan;
(c) reduce the price at which Options may be granted below the price provided for in Section 8(a) hereof;
(d) reduce the Option Price of outstanding Options;
(e) cancel an Option or Stock Appreciation Right in exchange for cash when the exercise or grant price per share exceeds the Fair Market Value of one share of Common Stock or take any action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Common Stock is traded; or
(f) extend the term of this Plan.
19.    Termination of the Plan.
The Plan shall continue until terminated by the Board of Directors pursuant to Section 18 or as otherwise set forth in this Plan, and no further Awards shall be made hereunder after the date of such termination. Unless earlier terminated, the Plan shall terminate ten (10) years after the Effective Date, except that no incentive stock option may be granted after the 10th anniversary of the date the Board approves the Plan (provided the awards granted before the Plan’s expiration date shall continue in accordance with their terms).
20.    Conditions to Issuance of Shares.
(a) The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the 1933 Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The

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Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as the Compensation Committee deems necessary or desirable for compliance by the Company with federal, state, and foreign securities laws. The Company may also require such other action or agreement by the Participants as may from time to time be necessary to comply with applicable securities laws.
(b) To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.
21.    Headings; Number; Gender.
The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

Words used herein in the singular form shall be construed as being used in the plural form, as appropriate in the relevant context, and vice versa. Pronouns used herein of one gender shall be construed as referring to either or both genders, as appropriate in the relevant context.
22.    Limited Waiver.
The waiver by the Company of any of its rights under the Plan with respect to any Participant, whether express or implied, shall not operate or be construed as a waiver of any other rights the Company has with respect to such Participant or of any of its rights with respect to any other Participant.
23.    Governing Law.
The Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the State of Delaware without reference to rules relating to conflicts of law.
24.    Compliance with Code Section 409A.
(a) This Plan is intended to comply and shall be administered in a manner that is intended to comply with Code Section 409A and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement, or deferral thereof is subject to Code Section 409A, the Award shall be granted, paid, settled, or deferred in a manner that will comply with Code Section 409A, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Compensation Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement, or deferral thereof to fail to satisfy Code Section 409A shall be amended to comply with Code Section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Code Section 409A.
(b) Notwithstanding anything in the Plan to the contrary, the receipt of any benefits under this Plan as a result of a termination of employment shall be subject to satisfaction of the condition precedent that the Participant undergo a “separation from service” within the meaning of Treas. Reg. § 1.409A-1(h) or any successor thereto. In addition, if a Participant is deemed to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment or the provisions of any benefit that is required to be delayed pursuant to Code Section 409A(a)(2)(B), such payment or benefit shall not be made or provided prior to the earlier of (i) the expiration of the six month period measured from the date of the Participant’s “separation from service” (as such term is defined in Treas. Reg. § 1.409A-1(h)), or (ii) the date of the Participant’s death (the “Delay Period”). Within ten (10) days following the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Participant in a lump sum, and any remaining payments and benefits due under this Plan shall be paid or provided in accordance with the normal

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payment dates specified for them herein. Furthermore, the payments to be made to a Participant in accordance with this Plan shall be treated as a right to a series of separate payments pursuant to Section 409A of the Code.
25.    Effective Date.
The Plan shall become effective (the “Effective Date”) upon approval by the stockholders of the Company.